Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of Roxio, Inc. of our report dated March 28, 2003, except for Note 10 as to which the date is May 19, 2003, relating to the financial statements of Duet GP (dba pressplay), which appears in the Current Report on Form 8-K/A of Roxio, Inc. filed July 14, 2003.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 10, 2004